Exhibit 10.2

RUBY DEVELOPMENT COMPANY
P.O. Box 1241
Grass Valley, CA  95945

March 19, 2013

Perry Leopold, CEO
North Bay Resources Inc.
P.O. Box 162
Skippack, PA  19474

Modification and Extension Agreement

Dear Perry,

This letter is to formalize certain modifications in the note payable to Ruby Development Company ("RDC") by North Bay Resources ("NBRI").

The Parties hereby agree that the due date of the note, currently due on June 30, 2013, is extended as provided herein, and that the Parties are adjusting the sale price for the property represented by the note payable by NBRI to RDC and modifying the terms of the note as follows:

1.The interest rate on the note is increased to SIX PERCENT (6%) on April 1, 2013;

2.The monthly payments on the note are increased to FIFTEEN THOUSAND DOLLARS ($15,000.00) principal and interest for each of the three payments due and payable on April 1, 2013, May 1, 2013, and June 1, 2013;

3.The price and remaining balance of the note are increased by ONE HUNDRED SIXTY THOUSAND DOLLARS ($160,000.00) on April 1, 2013;

4.The monthly payments on the note are increased to TWENTY THOUSAND DOLLARS ($20,000.00) principal and interest beginning with the payment due and payable on July 1, 2013, and continuing thereafter;

5. In addition to the regular payments on the note provided herein, NBRI shall pay RDC a payment on the note in the amount of ONE MILLION DOLLARS ($1,000,000.00) on or before December 30, 2013;

6.NBRI shall pay to RDC FORTY PERCENT (40%) of any and all EB-5 related funds received by NBRI until the unpaid balance of the note is paid in full.  Such payments made to RDC shall be applied toward the note, and, if received by RDC in 2013, shall be credited toward the payment provided in Paragraph 5 above;

7. The interest rate on the note shall be increased to EIGHT PERCENT (8%) on January 1, 2015; and,

8. The remaining unpaid balance of the note shall be due and payable in full on or before December 30, 2015.

Yours truly,

RUBY DEVELOPMENT COMPANY

By:           /s/ W.R. Frederking
W. R. “Rick” Frederking, Partner

Acknowledged and Agreed this 28th day of March, 2013:

North Bay Resources, Inc.

By:           /s/ Perry Leopold
Perry Leopold, President and CEO